EXHIBIT 99.1

          Central Jersey Bancorp Announces a 44% Increase in Net Income
                          for the 3rd Quarter of 2007

Long Branch, New Jersey, October 25, 2007 (NASDAQ Global Market: CJBK): Central Jersey Bancorp, the parent company of Central Jersey Bank, N.A., reported net income of $631,000 for the three months ended September 30, 2007, as compared to $437,000 for the same period in 2006. This represents an increase of $194,000, or 44.4%. The reported net income for the three months ended September 30, 2007 is inclusive of approximately $120,000, net of tax, in one-time charges related to the closing of two branch offices during the period. It is anticipated that the annual cost savings associated with these branch closures will approximate $400,000, net of tax. Basic and diluted earnings per share were both $0.07 and $0.05 for the three months ended September 30, 2007 and 2006, respectively. Per share earnings have been adjusted in all periods to reflect the 5% stock dividends paid on July 2, 2007 and July 1, 2006.

For the nine months ended September 30, 2007, Central Jersey Bancorp reported net income of $104,000, as compared to net income of $1.84 million for the same period in 2006. Basic and diluted earnings per share for the nine months ended September 30, 2007 were both $0.01, as compared to basic and diluted earnings per share of $0.21 and $0.20, respectively, for the same period in 2006. The modest net income reported for the nine months ended September 30, 2007 is due to the balance sheet restructuring initiative announced on April 30, 2007, which resulted in a one-time pre-tax charge of approximately $1.96 million and was reflected in Central Jersey Bancorp's first quarter 2007 consolidated financial statements.

George S. Callas, Chairman of the Board of Directors, and James S. Vaccaro, President and CEO, commented, "We are pleased to report that the strategic initiatives which were previously announced and executed during the first nine months of this year - the balance sheet restructuring, branch office consolidation and corporate realignment - have begun to favorably impact our operating results. Our most recent strategic initiative, the establishment of a Small Business Administration (SBA) Department, will enable Central Jersey Bank, N.A. to continue to meet the financial needs of our local business community while further realizing our corporate strategy of prudent organizational growth. These strategic initiatives were implemented with the objective of creating earnings momentum and incremental long-term shareholder value."

Results of Operations

Net interest income was $4.2 million and $12.4 million, respectively, for the three and nine months ended September 30, 2007, as compared to $4.2 million and $12.8 million, respectively, for the same periods in 2006. Net interest income for the three and nine months ended September 30, 2007 was comprised primarily of $5.7 million and $17.3 million, respectively, in interest and fees on loans, $1.7 million and $4.3 million, respectively, in interest on securities, and $348,000 and $1.3 million, respectively, in interest income on federal funds sold and due from banks, less interest expense on deposits of $3.2 million and $9.6 million, respectively, interest expense on borrowed funds of $196,000 and $539,000, respectively, and interest expense on subordinated debentures of $111,000 and $330,000, respectively.

The cost of deposits and interest-bearing liabilities for the three and nine months ended September 30, 2007 increased to an average cost of 3.15% and 3.14%, respectively, as compared to an average cost of 2.86% and 2.69%, respectively, for the same periods in 2006. For the three and nine months ended September 30, 2007, the average yield on interest-earning assets was 6.59% and 6.48%, respectively, as compared to 6.31% and 6.30%, respectively, for the same periods in 2006. The average net interest margin for the three and nine months ended September 30, 2007 was 3.62% and 3.54%, respectively, as compared to 3.54% and 3.68%, respectively, for the same periods in 2006. The margin compression experienced during the nine

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months ended September 30, 2007, is due to the competitive loan and deposit pricing environment and loan portfolio shrinkage.

There were no provisions for loan losses recorded for the three months ended September 30, 2007 as Central Jersey Bancorp experienced no loan growth during the period, as compared to $318,000 for the same period in 2006. For the nine months ended September 30, 2007 the provision for loan losses was $165,000, as compared to $465,000 for the same period in 2006. The provision for loan losses recorded during the nine months ended September 30, 2007 is a direct result of the change in risk rating of certain commercial loans. Total gross loans outstanding have decreased by approximately $8.0 million for the nine months ended September 30, 2007.

Non-interest income (loss), which consists of service charges on deposit accounts, income from bank owned life insurance, gains on the sale of residential mortgages, gains on the sale of securities available-for-sale, and the impairment of available-for-sale investment securities, was $417,000 and ($642,000), respectively, for the three and nine months ended September 30, 2007, as compared to $422,000 and $1.3 million, respectively, for the same periods in 2006. The non-interest income loss for the nine months ended September 30, 2007, is directly related to the previously disclosed one-time balance sheet restructuring charge of $1.96 million, pre-tax, recorded in the first quarter of 2007.

Non-interest expense was $3.7 million and $10.8 million, respectively, for the three and nine months ended September 30, 2007, as compared to $3.6 million and $10.8 million, respectively, for the same periods in 2006. Non-interest expense for the three and nine months ended September 30, 2007 included approximately $137,000, pre-tax, in one-time charges related to the abandonment of leasehold improvements and $53,000, pre-tax, in lease payment accruals recorded in conjunction with the closing of two branch offices during September 2007. Non-interest expense generally includes costs associated with employee salaries and benefits, occupancy expenses, data processing fees, core deposit intangible amortization, and other operating expenses.

Financial Condition

Central Jersey Bancorp's assets, at September 30, 2007, totaled $506.9 million, a decrease of $9.4 million, or 1.8%, from the December 31, 2006 total of $516.3 million. The total assets figure of $506.9 million at September 30, 2007, is inclusive of $27.0 million in goodwill and $2.1 million in core deposit intangible.

Cash and cash equivalents were $29.5 million at September 30, 2007, a decrease of $8.3 million, or 22.0%, from the December 31, 2006 total of $37.8 million. The decrease is due primarily to the timing of cash flows related to the bank subsidiary's business activities.

Investment securities totaled $128.0 million at September 30, 2007, an increase of $11.4 million, or 9.8%, over the December 31, 2006 total of $116.6 million. The increase in investment securities is due to purchases of mortgage-backed securities made during the nine months ended September 30, 2007. For the nine months ended September 30, 2007, principal pay downs of mortgage-backed securities totaled $7.6 million and $2.0 million of fixed rate government-sponsored agency securities matured.

Loans held-for-sale, at September 30, 2007, totaled $544,000, as compared to $242,000 at December 31, 2006. The increase in loans held-for-sale is due primarily to the timing of residential mortgage loan closings.

Loans, net of the allowance for loan losses, totaled $304.1 million at September 30, 2007, a decrease of $8.0 million, or 2.6%, from the $312.1 million balance at December 31, 2006. The decrease in loan balances is reflective of the general slowdown in loan origination volume being experienced throughout the banking industry.

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Deposits, at September 30, 2007, totaled $406.0 million, a decrease of $21.3 million, or 5.0 %, from the December 31, 2006 total of $427.3 million. The decrease in deposits is reflective of the general economic slowdown and highly competitive deposit pricing environment prevalent throughout the financial services industry.

Other borrowings were $27.1 million at September 30, 2007, as compared to $17.1 million at December 31, 2006, an increase of $10.0 million, or 58.5%. These borrowings are short-term in nature. The increase is due to growth in the bank subsidiary's sweep account product for business customers.

At September 30, 2007, book value per share and tangible book value per share were $7.68 and $4.36, respectively, as compared to $7.53 and $4.15, respectively, at December 31, 2006.

Asset Quality

The allowance for loan losses, which began the year at $3.23 million, or 1.02% of total loans, increased to $3.49 million at September 30, 2007, or 1.13% of total loans. Non-performing loans totaled $2.1 million at September 30, 2007, as compared to $91,000 at December 31, 2006. The increase in non-performing loans is due primarily to one commercial mortgage loan totaling $2.0 million which was placed on non-accrual status in April 2007. The property securing this loan is presently under contract for sale with the closing anticipated prior to December 31, 2007. Loan charge-offs during the three and nine months ended September 30, 2007 totaled $4,000, as compared to $0 and $46,000, respectively, for the same periods in 2006.

About the Company

Central Jersey Bancorp is the holding company and sole shareholder of Central Jersey Bank, N.A., the national banking entity resulting from the August 22, 2005 combination of Monmouth Community Bank, N.A. and Allaire Community Bank. Central Jersey Bank, N.A. provides a full range of banking services to both individual and business customers through twelve branch facilities located in Monmouth and Ocean Counties, New Jersey. Central Jersey Bancorp is traded on the NASDAQ Global Market under the trading symbol "CJBK." Central Jersey Bank, N.A. can be accessed through the internet at www.CJBNA.com.

Forward Looking Statements

Statements about the future expectations of Central Jersey Bancorp and its subsidiary, Central Jersey Bank, N.A., including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Since these statements involve risks and uncertainties and are subject to change at any time, the companies' actual results could differ materially from expected results. Among these risks, trends and uncertainties are the effect of governmental regulation on Central Jersey Bank, N.A., the availability of working capital, the cost of personnel, and the competitive market in which Central Jersey Bank, N.A. competes.

Contacts

James S. Vaccaro, President and CEO, 732-571-1300
Robert S. Vuono, Sr. EVP & COO, 732-292-1600
Anthony Giordano, III, EVP and CFO, 732-923-1115

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

                                 CONSOLIDATED BALANCE SHEETS
                     SEPTEMBER 30, 2007 (UNAUDITED) AND DECEMBER 31, 2006
                                    (dollars in thousands)

                                                                 September 30,   December 31,
                                                                     2007            2006
                                                                 ------------    ------------
ASSETS                                                           (unaudited)
------

Cash and due from banks                                          $     11,015    $     16,162
Federal funds sold                                                     18,481          21,634
                                                                 ------------    ------------
Cash and cash equivalents                                              29,496          37,796
Investment securities available-for-sale, at market value             110,318          95,735
Investment securities held-to-maturity (market value of
     $17,353 (unaudited) and $20,454 at September 30, 2007 and
     December 31, 2006, respectively)                                  17,712          20,820
Loans held-for-sale                                                       544             242
Loans, net                                                            304,063         312,093
Premises and equipment                                                  4,768           5,357
Bank owned life insurance                                               3,535           3,447
Accrued interest receivable                                             2,173           2,613
Goodwill                                                               26,957          26,957
Core deposit intangible                                                 2,064           2,478
Due from broker                                                            --           3,527
Other assets                                                            5,259           5,234
                                                                 ------------    ------------

          Total assets                                           $    506,889    $    516,299
                                                                 ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Deposits:
     Non-interest bearing                                        $     76,647    $     83,482
     Interest bearing                                                 329,369         343,795
                                                                 ------------    ------------
                                                                      406,016         427,277

Other borrowings                                                       27,075          17,099
Subordinated debentures                                                 5,155           5,155
Accrued expenses and other liabilities                                  1,491           1,273
                                                                 ------------    ------------

          Total liabilities                                           439,737         450,804
                                                                 ------------    ------------

Shareholders' equity:
     Common stock, par value $0.01 per share. Authorized
     100,000,000 shares and issued and outstanding
     8,744,990 and 8,667,281 shares at September 30, 2007
     and December 31, 2006, respectively.                                  87              87
Additional paid-in capital                                             60,786          60,501
Accumulated other comprehensive loss, net of tax benefit                 (141)         (1,409)
Retained earnings                                                       6,420           6,316
                                                                 ------------    ------------
          Total shareholders' equity                                   67,152          65,495

                                                                 ------------    ------------
          Total liabilities and shareholders' equity             $    506,889    $    516,299
                                                                 ============    ============
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

                                           CONSOLIDATED STATEMENTS OF INCOME
                            FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                    (dollars in thousands, except per share amounts)

                                                                   Three months ended           Nine months ended
                                                                      September 30,               September 30,
                                                                   2007          2006          2007            2006
                                                                -----------   -----------   -----------    -----------
                                                                       (unaudited)                  (unaudited)
Interest and dividend income:
     Interest and fees on loans                                 $     5,731   $     5,859   $    17,320    $    17,346
     Interest on securities available for sale                        1,501         1,101         3,622          3,381
     Interest on federal funds sold and due from banks                  348           239         1,302            351
     Interest on securities held to maturity                            212           245           674            750
                                                                -----------   -----------   -----------    -----------
          Total interest and dividend income                          7,792         7,444        22,918         21,828

Interest expense:
     Interest expense on deposits                                     3,237         2,943         9,633          7,605
     Interest expense on other borrowings                               196           169           539          1,081
     Interest expense on subordinated debentures                        111           113           330            317
                                                                -----------   -----------   -----------    -----------
          Total interest expense                                      3,544         3,225        10,502          9,003

                                                                -----------   -----------   -----------    -----------
          Net interest income                                         4,248         4,219        12,416         12,825
                                                                -----------   -----------   -----------    -----------

Provision for loan losses:                                               --           318           165            465
                                                                -----------   -----------   -----------    -----------
          Net interest income after provision for loan losses         4,248         3,901        12,251         12,360
                                                                -----------   -----------   -----------    -----------

Other income:
     Impairment on available-for-sale securities                         --            --        (1,957)            --
     Service charges on deposit accounts                                373           367         1,093          1,048
     Gain on sale of securities available-for-sale                       --            --            87             --
     Income on bank owned life insurance                                 30            27            88             82
     Gain on sale of loans held-for-sale                                 14            28            47            189
     Other service charges, commissions and fees                         --            --            --              6
                                                                -----------   -----------   -----------    -----------
          Total other income (loss)                                     417           422          (642)         1,325
                                                                -----------   -----------   -----------    -----------

Operating expenses:
     Salaries and employee benefits                                   1,785         1,831         5,280          5,563
     Net occupancy expenses                                             484           442         1,416          1,268
     Data processing fees                                               219           205           663            604
     Core deposit intangible amortization                               138           155           414            464
     Abandonment of leasehold improvements                              137            --           137             --
     Other operating expenses                                           940         1,014         2,888          2,883
                                                                -----------   -----------   -----------    -----------
          Total other expenses                                        3,703         3,647        10,798         10,782
                                                                -----------   -----------   -----------    -----------

Income before provision for income taxes                                962           676           811          2,903

Income tax expense                                                      331           239           707          1,066
                                                                -----------   -----------   -----------    -----------

     Net income                                                 $       631   $       437   $       104    $     1,837
                                                                ===========   ===========   ===========    ===========

Basic earnings per share                                        $      0.07   $      0.05   $       .01    $      0.21
                                                                ===========   ===========   ===========    ===========
Diluted earnings per share                                      $      0.07   $      0.05   $       .01    $      0.20
                                                                ===========   ===========   ===========    ===========
Average basic shares outstanding                                  8,744,383     8,675,672     8,699,379      8,642,994
                                                                ===========   ===========   ===========    ===========
Average diluted shares outstanding                                9,154,818     9,156,902     9,130,577      9,154,218
                                                                ===========   ===========   ===========    ===========

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

    Performance Ratios (unaudited)         Three Months Ended            Nine Months Ended
        (dollars in thousands)                September 30,                September 30,
                Ratio                     2007           2006           2007           2006
                                       ----------     ----------     ----------     ----------
Return on average assets                     0.49%          0.34%          0.03%          0.48%
Return on average tangible assets            0.52%          0.36%          0.03%          0.51%
Return on average equity                     3.79%          2.73%          0.21%          3.89%
Return on average tangible equity                           5.10%          0.38%          7.41%
Efficiency ratio                            79.38%         78.60%         91.71%         76.20%
Efficiency ratio (less core deposit
intangible amortization expense)            76.42%         75.26%         88.19%         72.91%
Operating expense ratio                      2.86%          2.82%          2.79%          2.81%
Net interest margin                          3.62%          3.54%          3.54%          3.68%

        Ratio Calculations
Efficiency ratio:
     Net interest income               $    4,248     $    4,219     $   12,416     $   12,825
     Non-interest income (loss)               417            422           (642)         1,325
          Total revenue                     4,665          4,641         11,774         14,150
     Non-interest expense              $    3,703     $    3,647     $   10,798     $   10,782
Ratio                                       79.38%         78.60%         91.71%         76.20%

Efficiency ratio (less core deposit
intangible amortization expense):
     Net interest income               $    4,248     $    4,219     $   12,416     $   12,825
     Non-interest income (loss)               417            422           (642)         1,325
          Total revenue                     4,665          4,641         11,774         14,150
     Non-interest expense                   3,703          3,647         10,798         10,782
     Less: Core deposit amortization
     expense                                 (138)          (155)          (414)          (464)
     Non-interest expense (less core
     deposit intangible amortization
     expense)                          $    3,565     $    3,492     $   10,384     $   10,318
Ratio                                       76.42%         75.26%         88.19%         72.91%

Operating expense ratio:
     Average assets                    $  513,881     $  512,457     $  515,238     $  512,345
     Non-interest expense              $    3,703     $    3,647     $   10,798     $   10,782
Ratio                                        2.86%          2.82%          2.79%          2.81%

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